                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D. C. 20549


                                      FORM 8-K

                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934


                 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  OCTOBER 18, 1999


                                GENZYME CORPORATION
               (Exact name of registrant as specified in its charter)

          MASSACHUSETTS                 0-14680              06-1047163
 (State or other jurisdiction of    (Commission file        (IRS employer
  incorporation or organization)        number)        identification number)



                ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139 (Address of Principal Executive Offices) (Zip Code)


                Registrant's telephone number, including area code:
                                   (617) 252-7500

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ITEM 5.  OTHER EVENTS.

On October 18, 1999, Genzyme Corporation, a Massachusetts corporation, and Cell Genesys, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger pursuant to which the parties will effect a business combination through a merger of Cell Genesys with and into a wholly-owned subsidiary of Genzyme. The acquisition, which will be accounted for using the purchase method of accounting, is expected to close in the first quarter of 2000.

Under the terms of the Agreement and Plan of Merger, upon consummation of the merger, each outstanding share of Cell Genesys common stock will convert into the right to receive a fraction of a share of Genzyme General Division common stock equal to the exchange ratio. The exchange ratio will equal $10.00 divided by the average of the per share closing prices of Genzyme General Division common stock for the 20 trading days ending on the fifth trading day prior to the closing, provided, that the exchange ratio will not be less than 0.1814 nor greater than 0.3175. Each outstanding share of Cell Genesys Series B Convertible Preferred Stock will convert into one share of a substantially equivalent class of Genzyme preferred stock.

Consummation of the merger is subject to certain customary conditions, including, among others, the adoption of the Agreement and Plan of Merger by the Cell Genesys stockholders and the receipt of regulatory approvals.

The preceding description of the Agreement and Plan of Merger is qualified in its entirety by reference to the copy included as Exhibit 99.1 hereto, which is incorporated by reference herein.

The Board of Directors of Genzyme has allocated to Genzyme's Molecular Oncology Division the Cell Genesys cancer programs and product candidates and $60 million in cash. In exchange for these assets, approximately 12.5 million shares of Genzyme Molecular Oncology Division common stock will be reserved as designated shares for the benefit of Genzyme's General Division.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS:


Exhibit
 No.           Description
-----          -----------
99.1           Agreement and Plan of Merger, dated as of October 18, 1999, between Genzyme Corporation and Cell Genesys, Inc.  Filed
               herewith.

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                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GENZYME CORPORATION


Dated:    October 20, 1999         By:  /s/ Michael Wyzga
                                      ------------------------------------------
                                        Michael Wyzga, Senior Vice President
                                        and Chief Financial Officer




                                          3
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                                   EXHIBIT INDEX

EXHIBIT
 NO.           DESCRIPTION
-----          -----------
99.1           Agreement and Plan of Merger, dated as of October 18, 1999, between Genzyme Corporation and Cell Genesys, Inc.  Filed
               herewith.